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                                                                    EXHIBIT 3.13

                                     FORM OF

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                       OF

                    SERVICE AMERICA CORPORATION OF WISCONSIN

                  These Restated and Amended Articles of Incorporation consist of the Articles of Incorporation as to date. The Restated and Amended Articles of Incorporation were duly adopted in accordance with the provision of the Wisconsin Business Corporation Law Section 180.1007. These Restated and Amended Articles of Incorporation supersede and take the place of the existing Restated Articles of Incorporation and any amendments thereto. These Restated and Amended articles of Incorporation also contain amendments to the Restated Articles of Incorporation requiring shareholder approval. The amendments were adopted in accordance with the provision of the Wisconsin Business Corporation Law
Section 180.1003.

                  The Restated Articles of Incorporation of the Corporation, as heretofore amended and restated, are hereby further amended and restated to read in their entirety as follows:

                  FIRST: The name of the Corporation is Service America Corporation of Wisconsin (the "Corporation").

                  SECOND: The registered office and registered agent of the Corporation in the State of Wisconsin is CT Corporation System, 44 East Mifflin Street, Madison, Dane County, Wisconsin 53703.

                  THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of Wisconsin ("WBCL").

                  FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is 100, consisting of 100 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.

         (2) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote.

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         (b) Subject to applicable law, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (c) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them.

                  FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a shareholder vote in any manner not inconsistent with the laws of the State of Wisconsin or these Restated and Amended Articles of Incorporation, subject to the power of the shareholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in these Restated and Amended Articles of Incorporation to the contrary, the affirmative vote of the holders of at a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the shareholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

                  SIXTH: (1) To the fullest extent permitted by the laws of the State of Wisconsin:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the WBCL, as the same exists or may hereafter be amended, against all reasonable expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) In addition to the right to indemnification conferred in this Article Sixth, Section (1), an indemnitee, upon his or her written request, shall also have the right to be paid by the Corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding as incurred (hereinafter an "advancement of expenses"); provided, however, that, if the WBCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of: (1) a written affirmation of the indemnitee's good faith belief

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that he or she has not breached or failed to perform his or her duties to the
Corporation; and (2) a written undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Sixth or otherwise.

                  (2) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of or failure to perform any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (2) a violation of the criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director derived an improper personal profit; or (4) willful misconduct. Any repeal or modification of this Article Sixth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the WBCL is amended after the effective date of these Restated and Amended Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the WBCL, as so amended.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of at least one (1) director, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director for a term which shall expire at the next annual meeting of shareholders and until a successor is elected and shall qualify. The number of directors may be decreased but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors may be removed with or without cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

                  EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation may be effected at a duly called annual or special meeting of such holders or may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the number of shareholders as would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors or (ii) by the Board of Directors upon a request by the holders of at least 10% in voting power of all shares of the

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Corporation entitled to vote at such meeting. Meetings of shareholders may be held within or without the State of Wisconsin, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Wisconsin at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation.

                  NINTH: The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.

                  TENTH: Notwithstanding anything contained in these Restated and Amended Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required to alter, amend or repeal Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth or this Article Tenth or to adopt any provision inconsistent therewith.

                  ELEVENTH: The affirmative vote of: (i) two-thirds of the members of the Board of Directors in office; (ii) eighty percent of shareholders entitled to vote thereon; and (iii) two-third of the votes entitled to be case by holders of voting shares other than voting shares beneficially owned by a significant shareholder who is a party to the business combination shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy.

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                  IN WITNESS WHEREOF, SERVICE AMERICA CORPORATION OF WISCONSIN
has caused this certificate to be signed by Janet L. Steinmayer, its Vice President, General Counsel and Secretary, on this ____ day of ____, 2003.

                                    SERVICE AMERICA CORPORATION OF
                                    WISCONSIN

                                    By:_______________________________________
                                       Name:  Janet L. Steinmayer
                                       Title: Vice President, General Counsel
                                              and Secretary

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                                   CERTIFICATE

This is to certify that the foregoing Restated and Amended Articles of Incorporation of Service America Corporation of Wisconsin contain amendments requiring shareholder approval. The following information is set forth pursuant to Section 180.1007(4)(b) of the Business Corporation Law of the State of
Wisconsin:

         1. The name of the Corporation is Service America Corporation of Wisconsin.

         2. The text of each amendment as adopted is as set forth in the foregoing Restated and Amended Articles of Incorporation.

         3. The Restated and Amended Articles of Incorporation change the number of authorized shares of the Corporation from 56,000 to 100. Upon the filing of the Restated and Amended Articles of Incorporation, the Corporation shall cancel all of the outstanding shares of stock of the Corporation and shall reissue to Service America Corporation 100 shares of stock, which will constitute all of the shares of stock authorized by the Corporation.

         4. The date on which these amendments were adopted is _________________, 2003.

         5.       The amendments were adopted in accordance with Section
180.1003 of the Business Corporation Law of the State o f Wisconsin.

         IN WITNESS WHEREOF, Service America Corporation of Wisconsin has caused this certificate to be signed by Janet L. Steinmayer, its Vice President, General Counsel and Secretary, this ________ day of __________, 2003.

                                      SERVICE AMERICA CORPORATION OF
                                      WISCONSIN

                                      By ________________________________
                                         Janet L. Steinmayer
                                         Its Vice President, General Counsel and
                                         Secretary